Exhibit 10.01

MARTIN MARIETTA

AMENDED AND RESTATED STOCK-BASED AWARD PLAN

Adopted: May 8, 1998

As Amended May 8, 1998, August 17, 2000,

May 22, 2001, April 3, 2006 and February 18, 2016

SECTION 1. Establishment and Purpose

The Martin Marietta Amended and Restated Stock-Based Award Plan (the “Plan”) was adopted by the shareholders of Martin Marietta Materials, Inc. (the “Corporation”) in a manner that complies with Section 162(m) at the shareholders meeting held on May 8, 1998, and subsequently amended and restated by the Board of Directors at its meetings on May 8, 1998, August 17, 2000, May 22, 2001, April 3, 2006 and February 18, 2016.

The purpose of this Plan is to benefit the Corporation’s shareholders by encouraging high levels of performance by individuals who are key to the success of the Corporation and to enable the Corporation to attract, motivate, and retain talented and experienced individuals essential to its continued success. This is to be accomplished by providing such employees and directors an opportunity to obtain or increase their proprietary interest in the Corporation’s performance and by providing such employees and directors with additional incentives to remain with the Corporation.

SECTION 2. Definitions

The following terms, as used herein, shall have the meaning specified:

“Affiliate” of a person means any entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person.

“Award” means an award granted pursuant to Section 4 hereof.

“Award Agreement” means an agreement described in Section 6 hereof entered into between the Corporation and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

“Board of Directors” means the Board of Directors of the Corporation, as it may be comprised from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a committee composed of members of, and designated by, the Board of Directors and, unless otherwise determined by the Board, consisting solely of persons who are both (i) “non-employee directors” within the meaning of Rule 16b-3, and (ii) “outside directors” within the meaning of Section 162(m), as Rule 16b-3 and Section 162(m) may be amended from time to time, which committee shall at all times comprise at least the minimum number of such persons necessary to comply with both Rule 16b-3 and Section 162. If the Management Development and Compensation Committee of the Board of Directors satisfies the foregoing criteria, references in this Plan to the Committee shall be deemed to refer to such Committee of the Board of Directors.

“Corporation” means Martin Marietta Materials, Inc.

“Covered Employee” means a covered employee within the meaning of Section 162(m) or the Treasury Regulations promulgated thereunder.

“Eligible Director” means each director of the Corporation who is not an employee of the Corporation or any Subsidiary.

“Employee” means employees of the Corporation or any Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, unless otherwise determined by the Committee, the closing price of the relevant security as reported on the composite tape of New York Stock Exchange issues (or such other reporting system as shall be selected by the Committee) on the trading day preceding the date of grant (or such other relevant date). The Committee shall determine the Fair Market Value of any security that is not publicly traded, using such criteria, as it shall determine, in its sole direction, to be appropriate for such valuation.

“Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

“Incumbent Board” means a member of the Board of Directors of the Corporation who is not an Acquiring Person, or an affiliate (as defined in Rule 12b-2 of the Exchange Act) or an associate (as defined in Rule 12b-2 of the Exchange Act) of an Acquiring Person, or a representative or nominee of an Acquiring Person.

“Insider” means any person who is subject to Section 16 of the Exchange Act with respect to the Corporation.

“Option” means Non-Qualified Stock Options and Incentive Stock Options.

“Participant” means an Employee or Eligible Director who has been granted and holds an unexercised or unpaid Award pursuant to this Plan.

“Quantitative Performance Standards” means the goals determined by the Committee, in its discretion, to be applicable to a Participant with respect to an Award. Performance goals for any Award intended to be a Section 162(m) Award (other than stock options) will relate to one or more of the following criteria: stock price (including return on shareholder’s equity or total shareholder return), operating earnings (before or after tax), adjusted operating earnings (before or after tax), operating income, net income, return on equity, return on capital, adjusted return on equity, adjusted return on capital, market share, distributable earnings (before or after holding company expense), improvement in or attainment of level of expenses, revenue, net revenue, growth in revenue, gross profits, gross or net profit margin, operating margin, gross profit growth, earnings before one or more of interest, taxes, depreciation and amortization, cash flow (including operating cash flow and free cash flow), year-end cash, earnings per share, book value, book value per share, return on invested capital, return on assets, sales, net sales, return on sales, economic value added, debt reduction and improvements in or attainment of working capital levels, in each case either in absolute terms or relative to the performance of one or more other companies or a published index covering the performance of a number of companies. As determined by the Committee, the Quantitative Performance Standards applicable to an Award may provide for a targeted level or levels of achievement on a whole company basis or with respect to one or more businesses, business units, segments or Subsidiaries, or on the basis of individual performance. The Quantitative Performance Standards may differ from Participant to Participant and from Award to Award. Any Quantitative Performance Standards that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. The Committee may provide, in connection with the setting of the Quantitative Performance Standards, that any evaluation of performance may include or exclude certain items that may occur during any fiscal year of the Corporation, including, without limitation, the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary or nonrecurring items, or other notable items; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; (viii) discontinued

operations; (ix) an event either not directly related to the operations of the Corporation or not within the reasonable control of the Corporation’s management; (x) a change in the fiscal year of the Corporation; (xi) costs associated with refinancing or repurchase of bank loans or debt securities; (xii) unbudgeted capital expenditures; and (xiii) business interruption events. In the case of any Award that is not intended to a Section 162(m) Award, the Committee has discretion to establish Quantitative Performance Standards based on other criteria.

“Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 or any successor rule or regulation as amended from time to time.

“Section 16” means Section 16 of the Exchange Act or any successor statute and the rules promulgated thereunder by the Securities and Exchange Commission, as they may be amended from time to time.

“Section 162(m)” means Section 162(m) of the Code or any successor statute and the Treasury Regulations promulgated thereunder, as they may be amended from time to time.

“Section 162(m) Award” means an Award that is granted to an individual who, at the date of grant, is, or is likely to be, as of the end of the tax year in which the Corporation would claim a tax deduction in connection with such Award, a Covered Employee and is designated by the Committee as a Section 162(m) Award at the time of grant.

“Section 422” means Section 422 of the Code or any successor statute and the Treasury Regulations promulgated thereunder, as they may be amended from time to time.

“Stock” means shares of Common Stock of the Corporation, par value $.01 per share.

“Stock Units” has the meaning ascribed in Section 4(e) of this Plan.

“Subsidiary” means any entity directly or indirectly controlled by the Corporation.

SECTION 3. Eligibility

Awards may be granted (a) to Employees who are designated from time to time by the Committee or (b) to Eligible Directors.

SECTION 4. Awards

The Committee may grant any of the following types of Awards, either singly, in tandem or in combination with other Awards, as the Committee may in its sole discretion determine:

(a)	Non-Qualified Stock Options. A Non-Qualified Stock Option is an Award that is a right to purchase a specified number of shares of Stock during such specified time as the Committee may determine at a price not less than 100% of the Fair Market Value of the Stock on the date such Award is granted, other than an Incentive Stock Option.

(i)

The exercise price of the Stock subject to the Non-Qualified Stock Option may be paid in cash. At the discretion of the Committee, the exercise price may also be paid by the tender of Stock, or through a combination of Stock and cash, or through such other means as the Committee determines are consistent with the Plan’s purpose and applicable law. No fractional shares of Stock will be issued or accepted.

(ii)

Without limiting the foregoing, to the extent permitted by law (including relevant state law), the Committee may agree to accept, as full or partial payment of the purchase price of Stock issued upon exercise of Non-Qualified Stock Options, any other form of payment deemed acceptable to the Committee.

(iii)	No Non-Qualified Stock Option may be exercisable more than ten years after the date the Award is granted.
(b)

Incentive Stock Options. An Incentive Stock Option is an Award that is a right to purchase a specified number of shares of Stock during such specified time as the Committee may determine at a price not less than 100% of the Fair Market Value of the Stock on the date such award is granted and that complies with the requirements of Section 422.

(i)

To the extent that the aggregate Fair Market Value (determined at the time of the grant of the Award) of the shares subject to Incentive Stock Options, which are exercisable, by one person for the first time during a particular calendar year exceeds $100,000, such excess shall be treated as Non-Qualified Stock Options. For purposes of the preceding sentence, the term “Incentive Stock Option” shall mean a right to purchase Stock that is granted pursuant to this Section 4(b) or pursuant to any other plan of the Corporation, which is intended to comply with Section 422.

(ii)	No Incentive Stock Option may be exercisable more than ten years after the date the Award is granted.
(iii)	The Committee may provide that the exercise price under an Incentive Stock Option may be paid by one or more of the methods available for paying the exercise price of a Non-Qualified Stock Option.
(c)	Stock Appreciation Rights. A Stock Appreciation Right is an Award that is the right to receive the excess of (i) the Fair Market Value of a share of

Stock on the date of exercise over (ii) the base price of the right on the date of grant, which shall not be less than 100% of the Fair Market Value of the Stock on the date such award is granted. No Stock Appreciation Right may be exercisable more than ten years after the date the Award is granted.

(d)

Restricted Stock. Restricted Stock is Stock of the Corporation that is issued to a Participant and is subject to restrictions on transfer and/or such other restrictions or incidents of ownership as the Committee may determine, including shares that are subject to Quantitative Performance Standards.

(e)

Other Stock-Based Awards. The Committee may from time to time grant Awards under this Plan that (i) are valued in whole or in part by reference to, or are otherwise based on, Stock or other property (“Stock Units”), (ii) provide the Participant with any other right to purchase or receive Stock or (iii) otherwise relate to Stock (including, but not limited to phantom securities or dividend equivalents), including, in each case, awards granted subject to Quantitative Performance Standards. Such Awards shall be in a form determined by the Committee (and may include terms contingent upon a Change in Control of the Corporation), provided that such Awards shall not be inconsistent with the terms and purposes of the Plan.

(f)

Except as provided in Section 9 hereof, no Option or Stock Appreciation Right may be amended to reduce the exercise price of such Option or the base price of such Stock Appreciation Right, as applicable, below the exercise price or base price of such Option or Stock Appreciation Right without shareholder approval. In addition, other than as provided in Section 9 hereof, (i) no Option or Stock Appreciation Right may be granted in exchange for the cancellation or surrender of an Option, Stock Appreciation Right or other award having a lower exercise price or base price and (ii) no Option may be granted with an automatic reload feature whereby the Corporation is obligated to grant a new Award hereunder upon the exercise of the Option, in either case, without shareholder approval. In addition, no action may be taken without shareholder approval with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the New York Stock Exchange. In no event shall the Corporation pay cash or other consideration for Options where at the time of payment the exercise price of the Option is less than the Fair Market Value of the Stock underlying the Option or pay cash or other consideration for Stock Appreciation Rights where at the time of payment the base price established in the Award is less than the Fair Market Value of the Stock underling the Stock Appreciation Right.

(g)

The Committee shall determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable, provided that, except in the case of Awards made in connection with Eligible Directors or the recruitment of new Employees (including new officers), or as otherwise provided in Section 10 hereof, or otherwise provided by the Award Agreement in connection with retirement, disability or death of the participant, (i) Non-Qualified Stock Options shall vest in equal annual installments over a period of not less than three years and (ii) Restricted Stock, Stock Units, Incentive Stock Options and Stock Appreciation Rights shall vest not earlier than one year from the grant date of the Award. The Committee may, in its sole discretion, waive, in whole or in part, any remaining conditions to vesting or exercisability, provided that for the avoidance of doubt, such unilateral discretion shall not apply to any Section 162(m) Award to the extent such action would result in such Award not being tax deductible under Section 162(m).

SECTION 5. Shares of Stock and Other Stock-Based Awards Available Under Plan

(a)	Subject to the adjustment provisions of Section 9 hereof:
(i)

the aggregate number of shares of Stock with respect to which Awards payable in securities may be granted under the Plan shall be no more than 5,800,000, provided that all of such shares may be granted under the Plan as Incentive Stock Options;

(ii)

the aggregate number of shares with respect to which Restricted Stock and Other Stock-Based Awards, including Stock Units, may be granted in any one year to any individual shall be no more than (A) in the case of an Employee, 300,000 and (B) in the case of an Eligible Director, 7,000; and

(iii)

the aggregate number of shares with respect to which Options or Stock Appreciation Rights may be granted in any one year to any individual shall be no more than (A) in the case of an Employee, 300,000 and (B) in the case of an Eligible Director, 20,000.

(b)

Any unexercised or undistributed portion of any cancelled, terminated or forfeited Award (other than an Award terminated or forfeited by reason of the exercise of any Award granted in tandem therewith) and any shares tendered or withheld in satisfaction of tax withholding obligations in connection with an Award shall be available for further Awards in addition to those available under Section 5(a)

hereof; provided, however, that from and after May 23, 2006 neither (i) shares tendered as full or partial payment to the Corporation upon exercise of a Non-Qualified Stock Option granted under the Plan, nor (ii) shares subject to Stock Appreciation Rights that are not used to settle the Stock Appreciation Right upon exercise, shall become available for further Awards under the Plan.

(c)	For the purposes of computing the aggregate number of shares with respect to which awards payable in securities may be granted under the Plan, the following rules shall apply:
(i)	each Option shall be deemed to be the equivalent of the maximum number of shares that may be issued upon exercise of the particular Option;
(ii)	each Stock Appreciation Right and each Other Stock-Based Award shall be deemed to be equal to the number of shares to which it relates;
(iii)

where the number of shares available under the Award is variable on the date it is granted, the number of shares shall be deemed to be the maximum number of shares that could be received under that particular Award; and

(iv)

where one or more types of Awards (both of which are payable in Stock or another security) are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other type of Award, each such tandem Award shall be deemed to cover only the number of shares to be issued under the surviving tandem component.

Additional rules for determining the aggregate number of shares with respect to which awards payable in securities may be granted under the Plan may be made by the Committee, as it deems necessary or appropriate.

SECTION 6. Award Agreements

Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock or Stock Units subject to the Award and such other terms and conditions applicable to the Award as determined by the Committee. Award Agreements may include the following terms:

(a)

Termination of Employment or Service as Director: A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant’s employment with the

Corporation or Subsidiary or service as a Director, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances.

(b)

Rights as Shareholder: A provision that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

(c)

Withholding: A provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an Award. If such a provision is included, then (i) in the case of an Award paid in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant and (ii) in the case of Awards paid in shares of Stock or other securities of the Corporation, a Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or shares of Stock may be deducted from the payment to satisfy the obligation in full or in part, where the number of shares to be deducted shall be specified in the Award Agreement or as determined by the Committee.

(d)

Execution: A provision stating that no Award is enforceable until the Award Agreement or a receipt has been signed by the Participant and the Chairman, the Chief Executive Officer, or the General Counsel of the Corporation (in each case, or his or her delegate). If such a provision is included, then by executing the Award Agreement or receipt, a Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

(e)	Exercise and Payment: The permitted methods of exercising and paying the exercise price with respect to the Award.
(f)

Replacement and Substitution: Any provisions (A) permitting the surrender of outstanding Awards or securities held by the Participant in order to exercise or realize rights under other Awards, or in exchange for the grant of new Awards under similar or different terms (other than as prohibited by Section 4(f)) or, (B) requiring holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

(g)

Dividend Equivalents: In the case of Stock Units and other appropriate Other Stock-Based Awards, provisions providing for the Participant to receive dividend equivalents in connection with such Award. Such provision shall provide that any dividend equivalents will be paid to the Participant no earlier than the lapsing of restrictions applicable to the Award to which such dividend equivalents relate.

(h)

Other Terms: Such other terms as are necessary and appropriate to effect an Award to the Participant including but not limited to the term of the Award, vesting provisions, any requirements for continued employment with the Corporation or any Subsidiary, any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, the effect on the Award of a Change in Control, the price and the amount or value of Awards.

SECTION 7. Amendment and Termination

The Board of Directors may at any time amend, suspend or discontinue the Plan. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law. No such action by the Board of Directors or the Committee may, without approval of the shareholders of the Corporation, be effective, if shareholder approval would be required pursuant to applicable law.

SECTION 8. Administration

(a)

The Plan and all Awards granted pursuant thereto shall be administered by the Committee. The members of the Committee shall be designated by the Board of Directors. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

(b)

The Committee shall periodically determine the Participants in the Plan, except with respect to Eligible Directors, and the nature, amount, pricing, timing, and other terms of Awards to be made to such individuals.

(c)

The Committee shall have the power to interpret and administer the Plan. All questions of interpretation with respect to the Plan, the terms of any Award Agreements and, except with respect to Eligible Directors, the number of shares of Stock, or units granted, shall be determined by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern.

(d)

It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(d), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and deemed advisable by the Committee.

(e)	The following provisions shall be applicable to Section 162(m) Awards:
(i)

The lapsing of restrictions applicable to such Section 162(m) Awards and the distribution of cash, shares of Stock or other property pursuant thereto, as applicable, shall be conditioned on the attainment of specified levels of achievement under one or more Quantitative Performance Standards established by the Committee (which for purposes of this Section 8(e) shall be deemed to consist solely of those members of the Committee who qualify as “outside directors” within the meaning of Section 162(m)).

(ii)

The Quantitative Performance Standards and the specified levels of achievement shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m), as determined by the Committee in its sole discretion.

(iii)

A Participant shall not be entitled to receive payment for any dividends or dividend equivalents with respect to a Section 162(m) Award unless, until and except to the extent that the Quantitative Performance Standards applicable to such Awards are achieved or are otherwise deemed to be satisfied.

(iv)

Following the achievement or satisfaction of the applicable Quantitative Performance Standards, the Committee shall be permitted, unless otherwise prohibited in the applicable Award Agreement, in its sole discretion, to decrease, but in no event increase, the cash, shares of Stock or other property payable in connection with any Section 162(m) Award for any reason.

(v)

The Committee shall have the power to impose such other restrictions on Section 162(m) Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of subsection (4)(C) of Section 162(m).

(vi)	To the extent required by Section 162(m), awards that are canceled shall be counted against the applicable per year limitations set forth in Section 5(a).

(f)

The Committee may delegate to the officers or Employees of the Corporation the authority to execute and deliver such instruments and documents, including the execution of Award Agreements on behalf of the Corporation by the Chairman, Chief Executive Officer, or the General Counsel of the Corporation, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder as these relate to Insiders or Covered Employees, including but not limited to decisions regarding the timing, eligibility, pricing, amount or other material term of such Awards.

SECTION 9. Adjustment Provisions

(a)

In the event of any change in the outstanding shares of Stock or the value thereof by reason of a stock dividend or split, recapitalization, merger or consolidation, reorganization, combination or exchange of shares or other similar corporate change, the number of shares of Stock (or other securities or other property) then remaining subject to this Plan, the limitations on the number of shares that may be issued to anyone pursuant to this Plan and the exercise price or base price of Options and Stock Appreciation Rights, in each case, including those that are then covered by outstanding Awards, shall be adjusted as the Committee, in its sole discretion, deems equitable or appropriate.

(b)

The Committee shall make any further adjustments as it deems necessary (including to vesting conditions), in its sole discretion, to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan, including transactions not described in Section 9(a), or as is required or authorized under the terms of any applicable Award Agreement.

(c)

Except as provided in this Section 9, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment, in which case, grants of dividend equivalents or similar rights shall not be considered to be a grant of any other shareholder right.

SECTION 10. Change in Control

(a)

Subject to Sections 5, 7 and 9, in the event of a Change in Control, in addition to any action required or authorized by the terms of any Award Agreement, upon such Change in Control, all time periods for purposes of vesting in, or realizing gain from, any and all outstanding Awards made pursuant to this Plan will automatically accelerate and all performance criteria, including Quantitative Performance Standards, shall be deemed achieved at the greater of (i) target levels of achievement and (ii) actual levels of achievement determined by the Committee in its sole discretion as of the date of the Change in Control.

(b)	For the purposes of this Section, a “Change in Control” shall mean on or after the effective date of the Plan,
(i)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (an “Acquiring Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the fully diluted shares of Stock, as reflected on the Corporation’s financial statements (the “Outstanding Corporation Common Stock”), or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition by the Corporation or any “affiliate” of the Corporation, within the meaning of 17 C.F.R. § 230.405 (a “CIC Affiliate”), (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any CIC Affiliate of the Corporation, or (3) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or

(ii)	Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors; or
(iii)

Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or any Subsidiary (but only to the extent any voting securities of the Corporation entitled to vote generally in the election of directors is issued in such transaction) (such transactions, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any CIC Affiliate of the Corporation, or such corporation resulting from such Business Combination or any Affiliate of such corporation) beneficially owns, directly or indirectly, 40% or more of, respectively, the fully diluted shares of common stock of the corporation resulting from such Business Combination, as reflected on such corporation’s financial statements, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv)	Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

SECTION 11. Unfunded Plan

The Plan shall be unfunded. Neither the Corporation nor the Board of Directors shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Corporation, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan.

SECTION 12. Limits of Liability

(a)	Any liability of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.
(b)

Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken, in good faith under the Plan.

SECTION 13. Rights of Employees

(a)	Status as an eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Employee or to eligible Employees generally.
(b)

Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or constitute any contract or limit in any way the right of the Corporation to change such person’s compensation or other benefits or to terminate the employment of such person with or without cause.

SECTION 14. Duration

The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreement, provided that Awards under the Plan may only be granted until the tenth anniversary of the date the shareholders of the Corporation approve the Plan.

SECTION 15. Section 409A of the Code

All provisions of the Plan shall be interpreted in a manner consistent with Section 409A of the Code, and the regulations and other guidance promulgated thereunder. Notwithstanding the preceding, the Corporation makes no representations concerning the tax consequences of participation in the Plan under Section 409A of the Code or any other federal, state, or local tax law. Tax consequences will depend, in part, upon the application of relevant tax law, including Section 409A of the Code, to the relevant facts and circumstances. Participants should consult a competent and independent tax advisor regarding the tax consequences of the Plan.

SECTION 16. Restrictions on Transferability

No Award granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Participant, shall be exercisable (in the case of an Option) or, in the case of an Award other than an Option, held only by him or for his benefit by his attorney-in-fact or guardian; provided that the Committee or its delegate may, in its discretion, at the time of grant of a Non-Qualified Stock Option or at the time of grant of another type of Award, or by amendment of an Award Agreement for an Incentive Stock Option or another type of Award, provide that Awards granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee; provided further that (a) any such transfer is without consideration and (b) each transferee is a Family Member with respect to the Participant; and provided further that any Incentive Stock Option granted pursuant to an Award

Agreement which is amended to permit transfers during the lifetime of the optionee shall, upon the effectiveness of such amendment, be treated thereafter as a Non-Qualified Option. No transfer of an Award shall be effective unless the Corporation’s Office of the General Counsel is notified of the terms and conditions of the transfer and the Office of the General Counsel determines that the transfer complies with the requirements for transfers of Awards under the Plan and the Award document.

SECTION 17. Clawback

Notwithstanding anything to the contrary contained herein, an Award held by a Participant shall be cancelled if such Participant, without the consent of the Corporation, while employed by or providing services to the Corporation or any Affiliate of the Corporation or after termination of such employment or service, to the extent applicable to the Participant, violates any policy adopted by the Corporation or any Affiliate of the Corporation relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any Participant by the Corporation or any Affiliate of the Corporation as such policy is in effect on the date of grant of the applicable Award or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time. In addition, to the extent provided in any such policy, (i) a Participant will forfeit any gain realized on the vesting or exercise of an Award if the Participant engages in any activity referred to in the preceding sentence, or (ii) a Participant must repay the gain to the Corporation realized under a previously paid Section 162(m) Award or any other Award subject to performance requirements if a financial restatement reduces the amount that would have been earned under such Award.

SECTION 18. Governing Law

The Plan shall be governed by the laws of the State of North Carolina.